SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2006

SOMERSET HILLS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	000-50055 (Commission File Number)	22-3768777 (IRS Employer Identification No.)
155 Morristown Road Bernardsville, New Jersey (Address of principal executive offices)		07924 (Zip Code)
(908) 221-0100
(Registrant's telephone number, including area code)

Item 4.01 Change in Registrant’s Certifying Accountant

Effective March 30, 2006, Somerset Hills Bancorp (the “Company”) dismissed KPMG LLP (“KPMG”) as the Company’s principal accountants and appointed Crowe Chizek and Company LLC as its principal accountants. The Audit Committee of the Company approved the dismissal of KPMG and the appointment of Crowe Chizek and Company LLC.

In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2005 and 2004, and the subsequent interim period through March 30, 2006, there were no (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement or (2) reportable events. Further, the audit reports of KPMG on the consolidated financial statements of Somerset Hills Bancorp and subsidiary as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has requested KPMG to furnish a letter, pursuant to Item 304(a)(3), addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated April 3, 2006, is attached as Exhibit 16.

During the Company’s two most recent fiscal years ended December 31, 2005 and December 31, 2004, and in the subsequent interim period through the date of this Current Report on Form 8-K, the Company did not consult with Crowe Chizek and Company LLC regarding (1) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements or (2) any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-B.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

16	Letter from KPMG, LLP to the Securities and Exchange Commission dated as of April 3, 2006

99.1
Press Release of Somerset Hills Bancorp announcing the dismissal of KPMG LLP as its independent auditors and the appointment of Crowe Chizek and Company LLC as its independent auditors as of March 30, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMERSET HILLS BANCORP

Date: April 5, 2006	By: /s/Stewart E. McClure, Jr.
Stewart E. McClure, Jr.
President, Chief Executive Officer and Chief
Operating Officer